Exhibit 8.2

TELEPHONE: 1-212-558-4000 FACSIMILE: 1-212-558-3588 WWW.SULLCROM.COM	LOS ANGELES • PALO ALTO • WASHINGTON, D.C. BRUSSELS • FRANKFURT • LONDON • PARIS BEIJING • HONG KONG • TOKYO MELBOURNE • SYDNEY

September 3, 2019

United Financial

        225 Asylum Street,

                Hartford, Connecticut 06103

Ladies and Gentlemen:

We have acted as counsel to United Financial Bancorp, Inc., a Delaware corporation (“United Financial”), in connection with the proposed merger of United Financial, with and into People’s United Financial, Inc., a Delaware corporation (“People’s United”), with People’s United surviving (the “Merger”) pursuant to the Agreement and Plan of Merger, dated July 15, 2019 (the “Agreement”), by and between United Financial and People’s United. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement on Form S-4 filed by People’s United with the Securities and Exchange Commission in connection with the Merger (including the joint proxy statement/prospectus for holders of United Financial common stock contained therein and as amended through the date hereof, the “Registration Statement”), and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger and related transactions will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the Merger and the parties thereto set forth in the Agreement are true, complete and correct, and the Registration Statement is true, complete and correct, (iii) the statements and representations (which statements and representations we have neither investigated nor verified) made by United Financial and People’s United in their respective officer’s certificates dated September 3, 2019 and delivered to us for purposes of this opinion (the “Officer’s Certificates”) are true, complete and correct as of the date thereof and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) without regard to any qualification as to knowledge, intention or belief and (iv) United Financial and People’s United and their respective subsidiaries will treat

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the Merger for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions is untrue for any reason or if the transaction is consummated in a manner that is different from the manner described in the Agreement or the Registration Statement, our opinion as expressed below may be adversely affected.

Based upon the foregoing, it is our opinion that the statements included in the Registration Statement under the heading “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”, insofar as such statements constitute matters of U.S. federal income tax law, are correct in all material respects, subject to the assumptions and qualifications herein and therein. We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Agreement or the Registration Statement other than the opinion set forth above.

Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. Following the Effective Time, we assume no responsibility to inform United Financial or People’s United of any such change or inaccuracy that may occur or come to our attention.

This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with the references to this opinion and the material U.S. federal income tax consequences of the Merger. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Sullivan & Cromwell LLP